Exhibit 5.1


                                  May 10, 1996



Advanced Financial, Inc.
5425 Martindale
Shawnee, KS  66218

Gentlemen:

         I have acted as counsel for Advanced Financial, Inc. (the "Company") in connection with the preparation and filing of the Registration Statement and Prospectus on Form S-1 with the Securities and Exchange Commission relating to the issuance of up to 1,400,000 shares of Common Stock (the "Common Stock").

         I have examined copies of the Company's Certificate of Incorporation, Bylaws and certain other corporate documents including copies of resolutions adopted by the Board of Directors of the Company and certificates of officers of the Company, and I have reviewed such other documents and made such investigations as I have deemed necessary or appropriate in order to express my opinion on the matters set forth below.

         The opinions hereinafter expressed are subject to the qualification that I am an attorney admitted to practice in Colorado, and am not an expert in the laws of any other jurisdiction, and have not obtained opinions of local counsel in any other jurisdiction.

         Based upon and subject to the foregoing, I am of the opinion that:

         The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus.

         The Company is duly qualified and registered to transact the business in which the Company is engaged and is qualified and in good standing in each and every jurisdiction in which its ownership of property or its conduct of business requires such qualification or registration.

Advanced Financial, Inc.
Page 2
May 10, 1996


         The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and Prospectus; the Common Stock offered thereby of the Company conforms to the statements concerning it in the Registration Statement and Prospectus; the outstanding Common Stock of the Company has been duly and validly issued and is fully paid and non-assessable and no Common Stock is subject to any pre-emptive rights.

         The holders of the issued and outstanding shares of Common Stock are, and the holders of the securities to be sold under the registration statement, namely, the Common Stock and component securities offered pursuant to the prospectus will be entitled to the rights and preferences set forth in the certificates representing the same.

         No consents, approvals, authorizations or orders of agencies, offers or other regulatory authorities are necessary for the valid authorization, issue or sale of the Common Stock except as required under the 1933 Act or state Blue Sky or other securities laws.

         The issuance and sale of the Common Stock will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the Certificate of Incorporation, or Bylaws of the Company or any note, indenture, mortgage, Deed of Trust or other Agreement or instrument (however characterized or described) known to as to which the Company is a party or any of its property is bound or any existing law, order, rule, regulation, writ, injunction or decree known to me of any government, governmental instrumentality, agency, body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or its property.

         This opinion is intended for the sole and exclusive use of Advanced Financial, Inc. and is not to be made available to or relied upon by other persons, firms or entities without my prior written consent.


                                         Very truly yours,

                                         ALLEN G. REEVES, P.C.



                                         By:
                                            ------------------------------------
                                                       Allen G. Reeves

AGR:nms